            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee
(You) to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

-----------------------------------        -----------------------------------


                        Give the name and
For this type of        Social Security number
account:                of--
----------------------------------------------
1. An individual's        The individual
   account
2. Two or more            The actual owner
   individuals (joint     of the account
   account)               or, if combined
                          funds, any one
                          of the
                          individuals(1)
3. Husband and wife       The actual owner
   (joint account)        of the account
                          or, if joint
                          funds, either
                          person(1)
4. Custodian account      The minor(2)
   of a minor (Uniform
   Gift to Minors Act)
5. Adult and minor        The adult or, if
   (joint account)        the minor is the
                          only
                          contributor, the
                          minor(3)
6. Account in the name    The ward, minor,
   of guardian or         or incompetent
   committee for a        person(4)
   designated ward,
   minor, or
   incompetent person
7.a. The usual            The grantor-
   revocable savings      trustee(3)
   trust account
   (grantor is also
   trustee)
b. So-called trust        The actual
   account that is not    owner(3)
   a legal or valid
   trust under State
   law
----------------------------------------------

                       Give the name and
For this type of       employer identification
account:               number of--
                                           ---
 8. Sole                  The owner(5)
    proprietorship
    account
 9. A valid trust,        Legal entity(3)
    estate, or
    pension trust
10. Corporate account     The corporation
11. Religious,            The organization
    charitable, or
    educational
    organization
    account
12. Partnership           The partnership
    account held in
    the name of the
    business
13. Association,          The organization
    club, or other
    tax-exempt
    organization
14. A broker or           The broker or
    registered            nominee
    nominee
15. Account with the      The public
    Department of         entity
    Agriculture in
    the name of a
    public entity
    (such as a State
    or local
    government,
    school district,
    or prison) that
    receives
    agricultural
    program payments
                                           ---

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of personal representative or trustee unless the legal entity itself is not designated in the account title.)
(4) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service or by calling 1-800-TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
 . An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of 401(f)(2).
 . The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
 . An international organization or any agency or instrumentality thereof.
 . A foreign government and any political subsidiary, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:
 . A corporation.
 . A financial institution.
 . A dealer in securities or commodities required to register in the United
   States, the District of Columbia, or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a).
 . A middleman known in the investment community as a nominee or custodian.
 . An entity registered at all times during the tax year under The Investment
   Act of 1940.
 . A futures commission merchant registered with the Commodity Futures Trading
   Commission.
 . A foreign central bank of issue.
 . A trust exempt from tax under Section 664 or described in Section 4947. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) distributions made by an ESOP.
 . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain in foreign organizations.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(5) Misuse of Taxpayer Identification Numbers.--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.